EXHIBIT (21)--SUBSIDIARIES OF THE REGISTRANT
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                                                                State of
                  Name                                          Incorporation

         People's Trust Company                                 Indiana

         Union Bank and Trust Company of Indiana                Indiana

         Regional Federal Savings Bank                          United States

         Kentucky United Bancorp, Inc.                          Kentucky

         IUB Capital Trust                                      Delaware

         The Insurance Group, Inc.                              Indiana